                                                                    Exhibit 10.1


                                          Information from this exhibit has been
                                           omitted and filed separately with the
                                             Securities and Exchange Commission.







                              AMENDED AND RESTATED

                                MASTER AGREEMENT

                                  by and among

                   JOHNSON & JOHNSON DEVELOPMENT CORPORATION,

                                 LIFESCAN, INC.

                                       and

                                 SELFCARE, INC.

                               As of June 7, 1999

ARTICLE I DEFINITIONS                                                                                             4

ARTICLE II [DELIBERATELY LEFT BLANK]                                                                              6

ARTICLE III NOVEL GLUCOSE SYSTEMS
         AND 510(k) NOTIFICATION PROCEDURES                                                                       6
         3.1      NOVEL GLUCOSE SYSTEMS                                                                           6
         3.2      510(K) NOTIFICATION PROCEDURES..................................................................6
         3.3      LICENSING OF SELFCARE TECHNOLOGY................................................................7

ARTICLE IV REPRESENTATIONS........................................................................................7
         4.1      AUTHORIZATION...................................................................................8

ARTICLE V CONFIDENTIALITY.........................................................................................8
         5.1      CONFIDENTIAL INFORMATION........................................................................8
         5.2      CONFIDENTIALITY OBLIGATION......................................................................9
         5.3      NO IMPLIED RIGHTS...............................................................................9
         5.4      RESTRICTIONS ON JJDC AND LIFESCAN...............................................................9
         5.5      RESTRICTIONS ON SELFCARE.......................................................................10
         5.6      SPECIFIC PERFORMANCE; SPECIAL REMEDY...........................................................10

ARTICLE VI COOPERATION; ARBITRATION..............................................................................11
         6.1      COOPERATION....................................................................................11
         6.2      ARBITRATION....................................................................................11

ARTICLE VII MISCELLANEOUS........................................................................................12
         7.1      HEADINGS.......................................................................................12
         7.2      ENTIRE AGREEMENT...............................................................................12
         7.3      MODIFICATION AND WAIVER........................................................................12
         7.4      COUNTERPARTS...................................................................................12
         7.5      RIGHTS OF PARTIES..............................................................................12
         7.6      NOTICES........................................................................................12
         7.7      PAYMENTS.......................................................................................13
         7.8      ASSIGNMENT.....................................................................................13
         7.9      SUCCESSORS AND ASSIGNS.........................................................................14
         7.10     GOVERNING LAW; CONSENT TO JURISDICTION.........................................................14
         7.11     SEVERABILITY...................................................................................14

         7.12     PRESS RELEASES AND ANNOUNCEMENTS...............................................................14
         7.13     EXPENSES OF THE PARTIES........................................................................14
         7.14     NO IMPLIED WAIVERS: RIGHTS CUMULATIVE..........................................................14
         7.15     RELATIONSHIP OF THE PARTIES....................................................................15
         7.16     TERM.                                                                                          15

                              AMENDED AND RESTATED
                                MASTER AGREEMENT

         This AMENDED AND RESTATED MASTER AGREEMENT ("Master Agreement") is made as of June 7, 1999 by and among Selfcare, Inc., a Delaware corporation ("Selfcare"), Johnson & Johnson Development Corporation ("JJDC"), a New Jersey corporation, and LifeScan, Inc., a California corporation ("LifeScan"). Terms used herein or in the other Transaction Agreements (as hereinafter defined) and not defined therein have the meanings set forth in Article I hereof. This Agreement supersedes that certain Master Agreement dated as of November 10, 1995 (the "Original Master Agreement") by and among Selfcare. LifeScan and JJDC.

         WHEREAS, Selfcare is developing electrochemical testing systems for measuring glucose in humans;

         WHEREAS, LifeScan has supported and desires to continue to support the financing or such development in consideration of Selfcare's agreement, subject to the terms and conditions set forth in the Transaction Agreements:

         WHEREAS, in furtherance of the foregoing (i) simultaneously with the execution of the Original Master Agreement. JJDC and Selfcare entered into an Investment Agreement (the "Investment Agreement") pursuant to which JJDC loaned to Selfcare the amounts described therein and acquired shares of common stock of Selfcare, and (ii) subject to the terms and conditions set forth in the Original Master Agreement, LifeScan paid certain product milestone payments to Selfcare and entered into a certain Sales Distribution Agreement dated as of October 9, 1996 (the "Original Glucose Distribution Agreement"); and

         WHEREAS, contemporaneously with the execution of this Agreement, Selfcare and LifeScan are entering into an Amended and Restated Sales Distribution Agreement (the "Glucose Distribution Agreement") which amends and supersedes the Original Glucose Distribution Agreement.

         NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         The following terms have the following meanings indicated or referred to below:

         "Affiliate" means, with respect to a party, any Person that, directly or indirectly, is Controlled by such party or that Controls such party or that is under common Control with such party.

         "Confidential Information" - See Section 5.1 hereof.

         "Control" or words of like import means the power directly or indirectly through one or more intermediaries which one controls, to direct or cause the direction of the management and policies of Person, whether through the ownership of voting securities or partnership interests or by contract or otherwise: provided, however, that "Control" shall not be deemed to exist in the case of a joint venture partnership or other jointly owned enterprise in which two Persons which are not otherwise Affiliates of each other share such power equally, unless either of such Persons has the power to direct the day-to-day operations of such enterprise notwithstanding the opposition of other Person.

         "Disclosing Party - See Section 5.1 hereof.

         "Distribution Agreements" or "Distribution Agreement" means the Glucose Distribution Agreement and any other distribution agreement which Selfcare and LifeScan may enter into and which is expressly identified as a Distribution Agreement that is subject to the terms of this Agreement.

         "Established Person" means any Person which had, prior to its first purchase of Complete System Products from Selfcare, more than $100,000,000 in annual worldwide sales in the market for home use testing of blood glucose.

         "FDA" means the Federal Food and Drug Administration, U.S. Department of Health and Human Services, or the successor thereto.

         "510(k) Notification" means a pre-market notification filing made with the FDA under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, and any amendments to such act, or any other regulatory filing required by the FDA as a precondition to the commercial marketing of the product at issue.

         "Glucose Distribution Agreement" - See Recitals.

         "Instrument" means an electronic meter to which is attached a Test
Strip.

         "Investment Agreement" - See the Recitals hereof.

         "Person" means any individual, corporation, partnership or other entity.

         "Proper Form" - See Section 3.2 hereof

         "Receiving Party" - See Section 5.1 hereof

         "Related Component" means, with respect to any Glucose System, any supply or component used with such system which chemically or physically interacts with the Test Strips or Instruments comprising parts of such system and which are manufactured by or specifically for Selfcare.

         "System" means a Glucose System, or any other product or products expressly identified as "System" in a Distribution Agreement.

         "Transaction Agreements" means this Agreement, the Investment Agreement, the Distribution Agreements, the Credit Agreement and the SC Note.

         Each capitalized term used herein and not otherwise defined shall have the meaning accorded it in the Glucose Distribution Agreement.


                                   ARTICLE II
                            [DELIBERATELY LEFT BLANK]


                                   ARTICLE III
                              NOVEL GLUCOSE SYSTEMS
                       AND 510(k) NOTIFICATION PROCEDURES

         3.1 NOVEL GLUCOSE SYSTEMS. A "Novel Glucose System" shall mean a Glucose System that lacks either (i) the need to use a Test Strip, or (ii) measurement of an in vitro fluid sample. If Selfcare files a 510(k) Notification in Proper Form with respect to a Novel Glucose System, Selfcare shall provide LifeScan with a copy of such filing within three (3) business days after such filing and shall thereafter notify LifeScan within three (3) business days after receipt from the FDA of notice of the FDA's acceptance thereof for filing. At any time after receipt of such notice from Selfcare and until two years after Selfcare shall have delivered to LifeScan notice that it has received FDA Clearance for such System, LifeScan may, in its sole discretion, elect to require Selfcare to submit to LifeScan a proposed form of distribution agreement with respect to such System reflecting the terms outlined in Exhibit B and other appropriate terms, and negotiate in good faith with LifeScan the terms of such an agreement. If LifeScan fails to make such election within 90 days after Selfcare shall have delivered to LifeScan notice that it has received such notice of acceptance for filing, Selfcare shall be free to commercialize such Novel Glucose System in such manner as it may deem appropriate. Notwithstanding the foregoing, any contract or agreement entered into by Selfcare with respect to distribution of such Novel Glucose System shall be expressly subject to the rights of LifeScan under this Section 3.1. Further, Selfcare shall not sell such System to any Established Person, unless such restriction is prohibited by applicable law and shall terminate sales of such System within 90 days after receipt of notice given by LifeScan within such two-year period exercising LifeScan's continuing right to require Selfcare to enter into a Distribution Agreement with respect to such Systems.

         3.2 510(K) NOTIFICATION PROCEDURES. After preparation of a draft 510(k) Notification with respect to a System and before its filing with the FDA. Selfcare shall submit such draft to LifeScan and [OMITTED] or if he is unavailable [OMITTED] of [OMITTED] or if such consultants are unavailable and LifeScan timely submits a list of proposed alternates as required below in this
Section 3.2, to a consultant selected as provided below. If Such Consultants are unavailable to review the 510(k) Notification, LifeScan shall, within 20 days after receipt of notice from Selfcare that they are unavailable, deliver written notice to Selfcare proposing three consultants meeting the qualifications set forth below. Selfcare shall select the consultant from such list. If LifeScan fails timely to deliver such list, Selfcare may select a consultant meeting such qualifications, except that such consultant may have rendered services to Affiliates of Johnson & Johnson. Except as provided in the preceding sentence, any consultant other than the individuals named above which is selected to review a draft 510(k) Notification shall have at least 10 years' experience in handling or advising with respect to submissions to the FDA pursuant to Section 510(k) and FDA policies regarding the 510(k) approval practice, and shall deliver a certification to the parties that such consultant has not within the past three years, rendered services to Selfcare or any of its Affiliates or any Affiliate of Johnson & Johnson, and has agreed to review such draft 510(k) Notification as required by this Section 3.2. The consultant that reviews any draft 510(k) Notification shall be instructed to complete its review and render its decision within ten business days and that such draft 510(k) Notification should be found acceptable if (i) the device described therein is in all material respects in accordance with the specifications for such System agreed upon by Selfcare and LifeScan and (ii) the data set forth or referred to in such draft 510(k) Notification reasonably supports the claims made therein. Where such consultant finds that either such condition is not satisfied, he or she shall provide a report setting forth in reasonable detail such deficiency or deficiencies and the steps that need be taken in order to remedy such deficiency or deficiencies. In the case of Project A, Project B and Project C, Selfcare shall thereupon take such steps (provided such steps are commercially reasonable), amend the 510(k) Notification accordingly and resubmit such 510(k) Notification to such expert for review and approval (with a copy to LifeScan) prior to its submission to the FDA. The fees of any such consultant shall be shared equally by LifeScan and Selfcare. Notwithstanding anything to the contrary set forth herein, a 510(k) Notification shall be deemed to be in "Proper Form" if, and only if, (i) it is approved by any consultant retained pursuant to this Section 3.2, or (ii) the parties agree in writing that it is in "Proper Form."

         3.3 LICENSING OF SELFCARE TECHNOLOGY. Selfcare agrees that any license it may grant or any technology relating to Test Strips (as defined in the Glucose Distribution Agreement) which are subject to the Glucose Distribution Agreement shall contain provisions designed to preserve for LifeScan exclusive distribution rights granted to LifeScan under such Distribution Agreement and Selfcare will not grant to any Person any such rights which are exclusive to LifeScan under any of the Transaction Agreements.

                                   ARTICLE IV
                                 REPRESENTATIONS

         4.1 AUTHORIZATION. Each party hereto represents that it has full power to execute, deliver and perform this Agreement and the other Transaction Agreements. Each of this Agreement and the Glucose Distribution Agreement delivered as of the date of this Agreement has been (and each Distribution Agreement which may be entered into in the future will be) duly executed and delivered by such party and is (or will be) the legal, valid and, assuming due execution by the other parties hereto and thereto, binding obligation of such party, enforceable against such party in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and the other Transaction Agreements has been duly authorized by all necessary corporate action of such party.


                                    ARTICLE V
                                 CONFIDENTIALITY

         5.1 CONFIDENTIAL INFORMATION. As used herein, "Confidential Information" means: (i) all information communicated by one party (the "Disclosing Party") to the other or an Affiliate of the other or any of their respective officers, employees, agents or representatives (collectively, the "Receiving Party"), considered by the Disclosing Party to be confidential and proprietary and, if disclosed in writing, marked "Confidential," or, if disclosed orally or visually by the Disclosing Party, identified by it as being confidential at the time of disclosure and confirmed in writing within thirty
(30) days thereof; or (ii) any information which as of this date constitutes Confidential Information under that certain Confidentiality Agreement between Selfcare and LifeScan dated June 7, 1995, it being understood that although such agreement was superseded by the Original Master Agreement, such Confidential Information thereunder as of the date of the Original Master Agreement remained subject to the Original Master Agreement and remains subject to the provisions of this Agreement, or (iii) the description of the Original Glucose System (as the same was modified by the 510(k) Notification filed with the FDA with respect thereto), the other electrochemical test systems set forth in the schedules to the Original Master Agreement or the schedules to the Glucose Distribution Agreement; or (iv) the terms of this Agreement. Notwithstanding the foregoing, Confidential Information does not include:

                  (a) information which at the time of disclosure was published, known publicly, or otherwise in the public domain;

                  (b) information which after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of the Receiving Party;

                  (c) information which prior to the time of disclosure is known to the Receiving Party as evidenced by its written records;

                  (d) information which after disclosure is made available to the Receiving Party, in good faith and without restrictions on further disclosure by a third party not known by the Receiving Party to be under any obligation of confidentiality to the Disclosing Party; and

                  (e) information which is subsequently developed by the Receiving Party independently, without recourse to information described hereunder or to information that was disclosed by a third party under an obligation of confidentiality to the Disclosing Party.

         5.2 CONFIDENTIALITY OBLIGATION. Each party agrees on behalf of itself, its successors and assigns, and its Affiliates, and their respective officers, employees, agents and representatives that all Confidential Information of the Disclosing Party shall be maintained by the Receiving Party in confidence, subject to disclosure only to the extent and in a manner necessary in order to accomplish in a reasonable way one or more of the purposes of any of the Transaction Documents. Each party further agrees that Confidential Information of the Disclosing Party shall be used by the Receiving Party only during the term of this Agreement and only for planning marketing and sales of, and testing the efficiency and quality of, the products and technology that are subject to the Distribution Agreements and for such other purposes as are consistent with other written agreements between the Disclosing Party and the Receiving Party. Each Receiving Party shall use same the standard of care to protect the confidentiality of Confidential Information of a Disclosing Party as it uses to protect its own confidential information and shall limit disclosure of such information by it to those of its and its Affiliates, officers, employees, agents and representatives who have an actual need to know and have a written obligation to protect the confidentiality of such information on substantially the same terms as set Forth herein. Upon termination of this Agreement for any reason, each Receiving Party will cease making use of Confidential Information of a Disclosing Party and at the Disclosing Party's request return to it all of its written Confidential Information (including documentation prepared by such party and containing Confidential Information or the other party) and all copies thereof, except that a Receiving Party may keep one copy of all Confidential Information it has received in its legal files for archival purposes only.

         5.3 NO IMPLIED RIGHTS. The disclosure of Confidential Information under any Transaction Agreement shall not result in any right or license being granted to the Receiving Party unless expressly stated therein.

         5.4 RESTRICTIONS ON LIFESCAN. In consideration of the sensitive and confidential information regarding Selfcare's technology and research and development which Selfcare has provided and may provide to LifeScan pursuant to the Transaction Agreement and otherwise in the course of their relationship. LifeScan agree that until the later of (i) five years from the date hereof or
(ii) three years from the termination of this Agreement, LifeScan will not, and will cause its Affiliates and each of the officers, employees, agents and representatives of any of them not to, directly or indirectly: (i) attempt to hire any then-current employee of Selfcare, assist in such hiring by any other Person, or encourage any, such then-current employee to terminate his or her relationship with Selfcare; or (ii) whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, develop, manufacture, purchase, sell or distribute, anywhere in the world (except for manufacturing, purchases, sales and distributions in accordance with the Distribution Agreements) any electrochemical blood glucose testing system or component (including, without limitation, any test strip) or any other product of any nature, in each case, which incorporates, or is based on, directly or indirectly, Confidential Information of Selfcare or technology or know-how that would not have been developed but for the use or knowledge of Confidential Information of Selfcare.

         5.5 RESTRICTIONS ON SELFCARE. Selfcare agrees that until the later of
(i) five years from the date hereof or (ii) three years from the termination of this Agreement, Selfcare will not, and will cause its Affiliates and each of the officers, employees, agents and representatives of any of them not to, directly or indirectly, attempt to hire any then-current employee of LifeScan, assist in such hiring by any other Person, or encourage any such then-current employee to terminate his or her relationship with LifeScan. It is not the current intention of Selfcare to receive from LifeScan, or of LifeScan to provide to Selfcare, Confidential Information of LifeScan related to research and development conducted by or for LifeScan. Nonetheless, in view of the prospect that disclosure of such Confidential Information of LifeScan may be made in connection with the Transaction Agreements and otherwise in the Course of their relationship with Selfcare, Selfcare agrees that, except as provided below in this Section 5.5. until the later of (i) five years from the date hereof, or
(ii) three years From the termination of this Agreement, Selfcare will not, and will cause its Affiliates and each of the officers, employees, agents and representatives of any of them not to directly or indirectly. whether as owner, partner, shareholder, Consultant, agent, employee, co-venturer or otherwise, develop, manufacture, purchase, sell or distribute anywhere in the world (except for manufacturing, purchases sales and distributions in accordance with the Distribution Agreements) any electrochemical blood glucose testing system or component (including, without limitation, any test strip) or any other product of any nature, in each case, which incorporates, or is based on, directly or indirectly. Confidential Information of LifeScan or technology or know-how that would not have been developed but for the use or knowledge of Confidential Information of LifeScan. Nothing herein shall in any way restrict Selfcare's right, to the extent permitted under the terms of any Distribution Agreement, to manufacture and sell any electrochemical blood glucose testing system or component and any such System or component may incorporate or be based on, directly or indirectly, Confidential Information or technology or know-how of LifeScan provided by LifeScan to Selfcare.

         5.6 SPECIFIC PERFORMANCE; SPECIAL REMEDY. It is specifically understood and agreed that any breach of the provisions of this Article V by LifeScan, on the one hand, or Selfcare, on the other, is likely to result in irreparable injury to the other, that the remedy at law alone will not be an adequate remedy for such breach and that, in addition to any other remedy it may have, the non-violating party shall be entitled to enforce the specific performance of this

Article V by the other and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of proving actual damages; provided, however, that such equitable relief may be obtained prior to arbitration in accordance with Section 6.2 hereof only to the extent necessary to preserve the STATUS QUO ANTE while the parties pursue arbitration. Any other form of equitable relief shall only be obtained as part of an award in arbitration pursuant to Section 6.2 hereof.


                                   ARTICLE VI
                            COOPERATION; ARBITRATION

         6.1 COOPERATION. In connection with the administration of the Transaction Agreements, and their successful operation for the benefit of both parties hereto, the parties agree to cooperate in good faith. In furtherance thereof each of LifeScan and Selfcare shall designate representatives to meet at least once each calendar quarter with the representatives of the other party, with such meetings alternating between the respective facilities of the two parties. Each party may elect to designate either two or three representatives. If either party elects to designate three representatives, it shall give notice thereof to the other party, and the other party shall then also be entitled to designate three representatives. The representatives of each party shall be its chief executive officer (or if none, its president) and a person or persons (as the case may be) with direct reporting responsibility to him or her.

         In addition to the foregoing, Selfcare will make its personnel available to consult and coordinate with product managers of LifeScan on an ongoing, day-to-day basis in connection with the development of any products subject to the Distribution Agreements and the purchases and resale thereof by LifeScan. LifeScan shall have the right, subject to reasonable prior notice and coordination with Selfcare to conduct quality assurance audits prior to the initial introduction of any product under a Distribution Agreement, on an annual basis thereafter and more frequently if reasonably required in light of specific circumstances including without limitation in the event of a product recall.

         6.2 ARBITRATION. Except for claims arising under Article V of this Agreement, any claim, dispute or disagreement arising from or relating to this Agreement or any other Transaction Agreement or any transaction contemplated herein or therein or the validity, construction, meaning, enforceability of performance of any such agreement or any of its provisions, or the intent of the parties in entering into this Agreement or any other Transaction Agreement or any of their respective provisions, or any matter as to which the parties shall, in a Transaction Agreement, have agreed to agree and shall fail to reach agreement thereon prior to the time such agreement is required, shall be resolved solely by binding arbitration in accordance with the rules of the CPR Center for Dispute Resolution, or successor organization. The arbitration shall be held in the Borough of Manhattan, New York City, New York, before a single arbitrator who shall have had no dealings with any party or any of its Affiliates for the three years prior to the arbitration, and who shall have substantial business experience in the medical products and/or pharmaceuticals industry. Within two weeks after the appointment of the arbitrator, each party shall submit to the arbitrator, with a copy to the other party, a detailed explanation of the dispute or matter and a proposal of terms for the resolution of such dispute or matter, and a hearing shall be held before the arbitrator within one week thereafter. Each party shall be limited to such amount of time for the presentation of its case at the hearing, and the hearing shall be sequenced in such a manner, as the arbitrator shall determine to be commercially reasonable. The arbitrator shall select one of such proposals within two business days thereafter. The selected proposal shall become the arbitrator's final and binding decision and award, without any modification. In no event shall such arbitrator be empowered to grant special punitive or exemplary damages. Any information relating to a party's technology disclosed in connection with any arbitration proceeding shall constitute Confidential Information and shall be subject to the prohibitions on use and disclosure set forth in Section 5.2.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 HEADINGS. The Subject headings of the sections paragraphs and subparagraphs or this Agreement and any Transaction Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         7.2 ENTIRE AGREEMENT. Except as provided below, this Agreement and the other Transaction Agreements and any other agreement referred to herein or therein constitute, on and as of the date hereof the entire agreement between the parties pertaining to the subject matter set forth herein and supersede all prior and contemporaneous agreements, representations, warranties and understandings of the parties.

         7.3 MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement or any other Transaction Agreement shall be binding unless executed in writing by the parties hereto or thereto, as the case may be. No waiver of any of the provisions of this Agreement or any other Transaction Agreement shall be binding unless executed in writing by the party making the waiver and such waiver shall be effective only in the instance given and shall not be effective with respect to the same or any similar event thereafter.

         7.4 COUNTERPARTS. This Agreement and each other Transaction Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

         7.5 RIGHTS OF PARTIES. Nothing in this Agreement or any other Transaction Agreement, whether express or implied, is intended to confer any rights or remedies on any Person other than the parties to this Agreement and their respective permitted successors and assigns.

         7.6 NOTICES. All notices, deliveries, requests, claims, demands and other communications hereunder and under any other Transaction Agreement shall be in writing and shall be given in person, or by registered or certified mail (postage prepaid, return receipt requested), to the relevant party as follows:

If to Selfcare:        Selfcare, Inc.
                       200 Prospect Street
                       Waltham, MA 02154
                       Attention:  President
                       Telephone No: (617) 647-3900

                       With a copy (which copy shall not constitute notice) to:

                       Goodwin, Procter & Hoar
                       53 State Street
                       Exchange Place
                       Boston, MA 02109
                       Attention: Martin Carmichael III, P.C.


If to LifeScan:        LifeScan, Inc.
                       1000 Gibraltar Drive
                       Milpitas, CA 95035
                       Attention:  President
                       Telephone: (408) 956-4700

                       with a copy (which copy shall not constitute notice) to:

                       Johnson & Johnson
                       One Johnson & Johnson Plaza
                       New Brunswick, NJ 08933
                       Attention: Office of General Counsel
                       Telephone: (732) 524-2440

or to such other address as one party may have furnished to the other parties in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt. All such notices, deliveries, requests, claims, demands and other communications shall be deemed to have been given upon receipt thereof if such day is a business day or, if not a business day, on the next succeeding business day.

         7.7 [intentionally omitted]

         7.8 ASSIGNMENT. No assignment of any rights or delegation of any obligations of any party under this Agreement or any other Transaction Agreement may be made without the prior written consent of the other party, which consent, in the case of an assignment by one party hereto to an Affiliate of such party, shall not be unreasonably withheld provided that the assigning party guarantees, pursuant to a written agreement satisfactory to the other party in the exercise of reasonable business judgment, the payment and performance obligations hereunder or such Affiliate or such party agrees to remain liable for such obligations.

         7.9 SUCCESSORS AND ASSIGNS. This Agreement and each Transaction Agreement shall be binding upon, and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns.

         7.10 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and each Transaction Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal District Court sitting in the Borough of Manhattan, New York City, New York for any matter not subject solely to arbitration pursuant to Section 6.2 hereof, including with limitation, the enforcement of any award rendered in such arbitration.

         7.11 SEVERABILITY. If any provision of this Agreement or any other Transaction Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof or thereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto or thereto as nearly as may be possible and
(ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof or of any other Transaction Agreement prohibited or unenforceable in any respect.

         7.12 PRESS RELEASES AND ANNOUNCEMENTS. No press release relating to this Agreement or any other Transaction Agreement or the transactions contemplated hereby or thereby, or other general announcement to the employees, customers or suppliers of the parties, will be issued without the joint approval of Selfcare and LifeScan, which approval shall not be unreasonably withheld.

         7.13 EXPENSES OF THE PARTIES. All expenses incurred by or on behalf of a party in connection with the authorization, preparation and proposed consummation of this Agreement or any other Transaction Agreement including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by a party, shall be borne solely by the party who shall have incurred such fees and expenses.

         7.14 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of a party to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement or any other Transaction Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement or any other Transaction Agreement, shall impair, prejudice or constitute a waiver of any such right,

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



power remedy or privilege or be construed as a waiver of any breach of any Transaction Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         7.15 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement or any other Transaction Agreement is intended or is to be construed to constitute the parties as partners or joint venturers. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind any other party to any contract agreement or undertaking with any third party.

         7.16 TERM. The term of this Agreement shall expire upon the termination of all Distribution Agreements and the Credit Agreement. Upon such expiration all rights and obligations of the parties hereunder and under any other Transaction Agreement then in effect shall terminate except for rights and obligations arising under any of Article V, Section 6.2 and Article VII hereof.



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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 7 day of June, 1999.

Johnson & Johnson Development Corporation


By: /s/ Ting Pau Oei
    ----------------------------------------
         Name:  Ting Pau Oei
         Title: Vice President
                Johnson & Johnson Dev. Corp.


LifeScan, Inc.


By: /s/ Richard J. Wiesner
    ----------------------------------------
         Name:  Richard J. Wiesner
         Title: WW President


Selfcare, Inc.


By: /s/ Ron Zwanziger
    ----------------------------------------
         Name:  Ron Zwanziger
         Title: CEO



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